UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2014

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

Separation Agreement for Michael D. Baumann; Amendment to Partnership Agreement

Pursuant to the terms of a Separation Agreement and Release (the “Separation Agreement”), effective February 23, 2014, between Michael D. Baumann and Trade Street Residential, Inc. (the “Company”), Mr. Baumann resigned his employment as Chief Executive Officer of the Company and resigned as a member of the Company’s Board of Directors. In consideration of a mutual release of claims against the Company and other related parties, and certain other agreements and covenants, Mr. Baumann will receive the following benefits pursuant to the terms of the Separation Agreement:

•	a lump-sum cash payment in the amount of $2,250,000, less any amount for federal, state, local or foreign taxes required to be withheld pursuant to any applicable law or regulation and less an amount not to exceed $161,568.45 for the reimbursement of expenses incurred by the Company;

•	a lump sum payment of $8,582.57 representing the payment for health insurance;

•	for a period of 12 months ending on February 23, 2015, a monthly amount equal to the monthly rent on 2,500 square feet of office space at market rental rates, it being presumed that any “all-in” rental rate (including rent, tenant improvement charges, expense pass-through amounts and other costs) of $40.00 per square foot or less is a market rate;

•	the accelerated vesting of 54,338 shares of unvested restricted stock, subject to reduction of the number of shares to be delivered to Mr. Baumann to cover any amount for federal, state, local or foreign taxes required to be withheld pursuant to any applicable law or regulation; and

•	an amendment ( “Amendment No. 1”) to the Second Amended and Restated Agreement of Limited Partnership of Trade Street Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), converting all of the 210,915 Class B Contingent Units of limited partnership interests (the “Class B Units”) with a stated value of $100.00 per Class B Unit held by Mr. Baumann and certain of his affiliates into 2,343,500 common units of partnership interest in the Operating Partnership.

In addition, the Company will continue to indemnify Mr. Baumann for his conduct as an officer and director of the Company pursuant to and subject to the terms of that certain Indemnification Agreement between the Company and Mr. Baumann dated as of June 28, 2012.

The Separation Agreement provides for the termination of the noncompetition provisions contained in the Employment Agreement between the Company and Mr. Baumann dated September 26, 2013. The non-solicitation provisions of the Employment Agreement will remain in effect for one year following the date of the Separation Agreement.

Pursuant to the Separation Agreement, Mr. Baumann also agreed that, for a period of four years following the date of the Separation Agreement, he will not:

•	make any shareholder proposal, or “solicit” any “proxy” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2), or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the election of any director of the Company;

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•	make any unsolicited offer, submit any unsolicited letter to the Company or the Board of Directors of the Company or any member or committee thereof or any officer of the Company, or otherwise make or participate in the making of any proposal, in each case to acquire, whether by merger, share exchange or otherwise, substantially all of the stock or assets of the Company;

•	seek representation on the Board of Directors of the Company or a change in the composition of the Board of Directors of the Company or otherwise submit any nominee to serve on the Board; or

•	bring, or participate in the bringing, of any action by or in the right of the Company against any then-sitting current or former director of the Company, or bring, or participate in the bringing, of any action or otherwise act to contest the validity of these standstill provisions.

The foregoing description of the Separation Agreement and Amendment No.1 does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and Amendment No. 1, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Binding Term Sheet for the Repurchase of Class A Preferred Stock

On February 23, 2014, the Company entered into a binding term sheet (the “Term Sheet”) with BCOM Real Estate Fund Liquidating Trust and BREF/BUSF Millenia Associates, LLC (the “Trusts”), the holders of all of the 309,130 shares of the Company’s outstanding Class A Preferred Stock (the “Class A Preferred Stock”). Pursuant to the Term Sheet, the Company agreed to redeem all of the Class A Preferred Stock for an aggregate of approximately $13.8 million in cash, subject to adjustment based upon the valuation of certain parcels of land held by the Company (the “Land Parcels”). The transactions contemplated by the Term Sheet are subject to certain conditions, including the approval of the Company’s Board of Directors, the final determinations of value of the Land Parcels, and the execution of a definitive agreement reflecting the terms of the Term Sheet.

The Class A Preferred Stock carried an original per share liquidation preference of $100.00 per share, or $30.9 million in the aggregate, subject to a downward adjustment upon certain events, plus any accrued and unpaid distributions to and including the date of payment.

Holders of Class A Preferred Stock were entitled to receive preferential cumulative cash distributions at a rate of 1.0% per annum of the $100.00 per share liquidation preference (equivalent to $1.00 per annum per share). On each of the third and fourth anniversaries of the date of issuance of the Class A Preferred Stock, the rate was to increase to 2% and 3% per annum, respectively.

Shares of Class A Preferred Stock were convertible into common stock upon the achievement of 90% physical occupancy or earlier disposition of all of the Land Parcels. The conversion rate on any such conversion would have been equal to the liquidation preference divided by, generally, the average closing price of the Company’s common stock for the 20 trading days immediately preceding the conversion, subject to a minimum price of $9.00 per share.

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The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Amendment to Credit Facility

In connection with the Separation Agreement, Amendment No. 1 and the Term Sheet, the Company and the Operating Partnership entered into the First Amendment to its $75 million senior secured credit facility (the “Credit Facility Amendment”) with Regions Bank as Lead Arranger and U.S. Bank National Association as a participant. The Credit Facility Amendment amends the Credit Facility to, among other things:

•	exclude from the definition of “EBITDA” non-recurring cash costs in an amount not to exceed $4,000,000 incurred during the fiscal quarter ending March 31, 2014, in connection with the severance of various officers of the Company during such fiscal quarter; and

•	exclude the transactions contemplated by the Separation Agreement, Amendment No. 1 and the Term Sheet from the application of certain covenants relating to restricted payments and transactions with affiliates.

The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Mr. Baumann’s employment with the Company pursuant to the terms of his Employment Agreement was terminated on February 23, 2014. The description of the Separation Agreement is incorporated herein by reference to Item 1.01 above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Ross as interim Chief Executive Officer; Appointment of Ryan Hanks as interim Chief Operating Officer; Resignation of Michael D. Baumann as Director and Chief Executive Officer

On February 23, 2014, the Board appointed Richard Ross, the Company’s Chief Financial Officer and Chief Operating Officer, to serve as the interim Chief Executive Officer of the Company in addition to his current role as Chief Financial Officer of the Company. The appointment of Mr. Ross filled the vacancy created by Mr. Baumann’s resignation as Chief Executive Officer, as described in Item 1.01 above. Upon the appointment of Mr. Ross as interim Chief Executive Officer, Mr. Ross ceased to perform the duties of Chief Operating Officer.

In addition, on February 23, 2014, the Board appointed Ryan Hanks, the Company’s Chief Investment Officer, to serve as the interim Chief Operating Officer of the Company in addition to his current role as Chief Investment Officer of the Company. The appointment of Mr. Hanks filled the vacancy created by Mr. Ross’s appointment as interim Chief Executive Officer.

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Mr. Ross is currently subject to an employment agreement in his capacity as Chief Financial Officer of the Company. The terms of the employment agreement with Mr. Ross are not changing at this time as a result of his appointment as interim Chief Financial Officer. Mr. Hanks is not currently party to an employment agreement with the Company. His base salary, as set by the Board of Directors of the Company, is currently $300,000 per annum.

The contents of Item 1.01 above with respect to the Separation Agreement, Amendment No. 1 and the resignation of Mr. Bauman as the Company’s Chief Executive Officer and a member of the Board of Directors are hereby incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On February 24, 2014, the Company issued two press releases announcing the management transition and changes to the Company’s balance sheet described elsewhere in this Current Report on Form 8-K. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company’s forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by these forward-looking statements are reasonable, it can give no assurance that its plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the failure to consummate the transactions contemplated by the Term Sheet; and risks related to the Company’s business, including, among others, general real estate risks affecting the Company, significant defaults by tenants or adverse competitive factors affecting the Company. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release by and between Michael D. Baumann and Trade Street Residential, Inc. dated February 23, 2014

10.2	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Trade Street Operating Partnership, LP dated February 23, 2014

10.3	Binding Term Sheet by and among Trade Street Residential, Inc., BCOM Real Estate Fund Liquidating Trust and BREF/BUSF Millenia Associates, LLC dated February 23, 2014

10.4	First Amendment to Credit Agreement dated as of February 24, 2014, by and among Trade Street Operating Partnership, LP, Trade Street Residential, Inc., each of the Lenders party thereto, and Regions Bank, as Administrative Agent

99.1	Press Release of Trade Street Residential, Inc. dated February 24, 2014

99.2	Press Release of Trade Street Residential, Inc. dated February 24, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: February 26, 2014	By:	/s/ Richard Ross
Richard Ross
Chief Executive Officer and Chief Financial Officer

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